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NASDAQ - News                                                       EXHIBIT 99.1
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          Towne Services Completes Acquisition of Forseon Corporation

SUWANEE, Ga., July 1 /PRNewswire/ -- Towne Services (Nasdaq: TWNE), a leading provider of transaction-based online services and products to small businesses and community banks nationwide, announced today that it has completed its acquisition of Riverside, California-based Forseon Corporation, a leading provider of retail management systems and processing services to small and mid-sized specialty retailers. The merger of a subsidiary of Towne Services with Forseon became effective on June 30, 1999.

The acquisition brings approximately 60 business analysts, about 1,400 retailers across the United States and over 43 years of retail expertise to Towne operations. It also allows Towne to capitalize on Forseon's retail products and services, which help retailers to optimize sales and inventory performance with speed and accuracy.

"The addition of Forseon's products and services to Towne's portfolio further sets us apart from our competition," stated Drew Edwards, chairman and chief executive officer of Towne Services. "By combining Forseon's forecast and planning services and point-of-sale products with Towne's e-commerce and accounts receivable processing solutions, we are able to offer a broader range of products to both our current and potential clients."

Danny Paul, president and chief executive officer of Forseon, commented, "The synergies created by the joining of these companies enhance our ability to offer products and services that address critical challenges facing retailers today -- inventory and accounts receivable management. Now, retail business can use Towne's combined services and expertise to improve cash flow and profitability with the efficient inventory and accounts receivable management tools we offer."

Towne Services, Inc., based in the metropolitan Atlanta area, is a leading provider of services and products that process sales and payment information and related financing transactions for small and mid-sized retail and commercial businesses and community banks in the United States. The company delivers these services and products online by linking its business and bank customers to its processing systems using the Internet and telecommunications lines. Towne's systems also act as a hub, or electronic gateway, through which customers can access a variety of business and management tools provided by Towne and other companies to help them succeed in an electronic commerce marketplace.

This release contains several "forward-looking statements" concerning Towne's operations, prospects, strategies and financial condition, including its future economic performance, intent, plans and objectives and the likelihood of success in developing and expanding its business. These statements are based upon a number of assumptions and estimates which are subject to significant uncertainties, many of which are beyond Towne's control. Words such as "may," "would," could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate" are meant to identify such forward-looking statements. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include: Towne's limited operating history and whether it will be able to achieve or maintain profitability; whether Towne can successfully complete integrate acquired businesses and products, including Forseon Corporation; whether Towne can continue and manage growth, complete favorable acquisitions or execute agreements with new customers; whether Towne can attract and retain sales and marketing personnel or enter new marketing alliances to grow its business; increased competition; whether the market will accept new products and enhancements from Towne; and other factors discussed in Towne's filings with Securities and Exchange Commission, including its registration statements on Form S-4 (No. 333-76493) as declared effective on June 10, 1999, and Form S-1 (333-76859) declared effective on June 23, 1999 and the "Risk Factors" sections contained therein.

/CONTACT: Cara Jackson, SVP Marketing of Towne Services, 678-475-5200, or Janice J. Kuntz or David Reiseman of Fleishman-Hillard, 404-659-4446, for Towne Services/



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